Exhibit 2.8
DESCRIPTION OF THE REGISTRANT'S SECURITIES REGISTERED PURSUANT

TO SECTION 12 OF THE
SECURITIES EXCHANGE ACT OF 1934
As of December

31, 2022, Diana

Shipping Inc. (the

“Company”) had five classes

of securities registered under

Section
12 of the Securities Exchange Act of 1934, as amended:
(1) Common stock, $0.01 par value (the “common shares”);
(2) Preferred stock purchase rights (the “Preferred Stock Purchase Rights”);
(3)
Series C Preferred Shares;

(4)
(5)
Series D Preferred Shares; and
8.875%

Series B

Cumulative

Redeemable

Perpetual

Preferred

Shares, $0.01

par value

(the “Series

B
Preferred Shares”).
The following description

sets forth certain material

provisions of these

securities. The following

summary does not
purport to be complete and is subject to, and is qualified in its entirety by reference to, the applicable provisions of (i)
the Company’s

Amended and

Restated Articles

of Incorporation,

as amended

(the “Articles

of Incorporation”)

and
(ii) the Company’s

Amended and Restated

Bylaws (the “Bylaws”),

each of which

is incorporated by reference

as an
exhibit to the Annual Report

on Form 20-F of which

this Exhibit is a part. We

encourage you to refer to our

Articles
of Incorporation and Bylaws for additional information.
Please note in this description of securities, “we”, “us”, “our” and “the Company”

all refer to Diana Shipping Inc.
and its subsidiaries, unless the context requires otherwise.
DESCRIPTION OF COMMON SHARES
The respective

number of

common shares

issued and

outstanding as

of the

last day

of the fiscal

year for

the annual
report on

Form 20-F

to which this

description is

attached or

incorporated by

reference as

an exhibit,

is provided

on
the cover page of such annual report on Form 20- F.
Each

outstanding

share

of

common

stock

entitles

the

holder

to

one

vote

on

all

matters

submitted

to

a

vote

of
stockholders. Subject

to preferences

that may

be applicable

to any

outstanding shares

of preferred

stock, holders

of
shares of common stock

are entitled to receive ratably

all dividends, if any,

declared by our board of

directors out of
funds legally available

for dividends. Upon

our dissolution or

liquidation or the

sale of all

or substantially all

of our
assets, after payment in full of all

amounts required to be paid to creditors and to

the holders of preferred stock having
liquidation

preferences,

if any,

the holders

of our

common stock

will be

entitled to

receive pro

rata our

remaining
assets available for

distribution. Holders of

common stock do

not have conversion,

redemption or

preemptive rights
to subscribe to any of our securities. The rights, preferences and privileges of holders of common stock are subject to the rights of the holders of our preferred stock.
Voting

Rights
Each outstanding common share entitles

the holder to one vote on

all matters submitted to a vote

of shareholders. At
any annual or

special general meeting

of shareholders where

there is a quorum,

the affirmative vote

of a majority

of
the votes cast by holders of shares of stock represented at the meeting shall be the act of the shareholders. (Under the
Bylaws, at all meetings

of shareholders except otherwise

expressly provided by law,

there must be present

in person
or proxy shareholders

of record holding

at least 33

1/3% of the

shares issued and

outstanding and entitled

to vote at
such meeting in order to constitute a quorum.)
Our Bylaws do not confer any conversion, redemption or preemptive rights attached to our common shares.

Dividend Rights
Subject

to

preferences

that

may

be

applicable

to

any

outstanding

preferred

shares,

holders

of

common

shares

are
entitled to receive ratably all dividends, if any,

declared by our board of directors out of funds legally
available for dividends.
Liquidation Rights
Upon

our

dissolution

or

liquidation

or

the

sale of

all or

substantially

all of

our

assets, after

payment

in

full of

all
amounts required

to be paid

to creditors and

to the holders

of our preferred

shares having liquidation

preferences, if
any,

the

holders

of

our

common

shares

will

be

entitled

to

receive

pro

rata

our

remaining

assets

available

for
distribution.
Variation

of Rights
Generally,

the rights

or privileges

attached

to our

common shares

may

be varied

or abrogated

by the

rights of

the
holders of

our preferred

shares, including

our existing

classes of

preferred shares

and any

preferred shares

we may
]issue in the future.
Limitations on Ownership
Under Marshall Islands law generally,

there are no limitations on the right of non-residents of the Marshall Islands or owners who are not citizens of the Marshall Islands to hold or vote our common shares.
Anti-takeover Effect of Certain Provisions of our Amended

and Restated Articles of In Company and Bylaws
Several provisions of

our amended and

restated articles of

incorporation and bylaws

may have anti-takeover

effects.
These provisions, which are summarized below, are intended to avoid costly takeover battles, lessen our vulnerability to

a

hostile

change

of

control

and

enhance

the

ability

of

our

board

of

directors

to

maximize

stockholder

value

in
connection with

any unsolicited

offer to

acquire us.

However,

these anti-takeover

provisions could

also discourage,
delay or prevent (i) the merger or acquisition of our company by means of a tender offer, a proxy contest or otherwise
that a stockholder may consider in its best interest and (ii) the removal of incumbent officers and directors.
Business Combinations
Our amended

and restated

articles of

incorporation generally

prohibit us

from entering

into a

business combination
with an

"interested shareholder" for

a period

of three

years following the

date on

which the

person became an

interested
shareholder.

Interested shareholder

is defined,

with certain

exceptions, as

a person

who (i)

owns more

than 15%

of
our

outstanding

voting

stock, or

(ii) is

an affiliate

or associate

of the

Company

that owned

more

than

15% of

our
outstanding stock at any

time in the prior three

years from the date the

determination is being made

as to whether he
or she is an interested shareholder.
This

prohibition

does

not

apply

in

certain

circumstances

such

as

if

(i)

prior

to

the

person

becoming

an

interested
shareholder, our board of directors approved the business combination or the transaction which resulted in the person
becoming an interested shareholder, or (ii) the person became an interested shareholder prior to the Company's initial
public offering.
Blank Check Preferred

Stock
Under the

terms of our

amended and

restated articles

of incorporation,

our board

of directors has

authority,

without
any further

vote or action

by our stockholders,

to issue up

to 25,000,000

shares of blank

check preferred

stock. Our
board of directors may issue shares of preferred stock on terms calculated to discourage, delay or prevent a change of control of our company or the removal of our management.
Classified Board of Directors

Our amended and restated articles of incorporation provide for the division of our board of directors into three classes
of directors, with each

class as nearly equal

in number as

possible, serving staggered, three-year terms. Approximately one-third of our board of directors is elected each year.

This classified board provision could discourage a third party from making a tender

offer for our

shares or attempting to

obtain control of us.

It could also delay

stockholders who
do not

agree with

the policies

of our

board of

directors from

removing a

majority of

our board

of directors

for two
years .
Election and Removal of Directors
Our

amended

and

restated

articles

of

incorporation

prohibit

cumulative

voting

in

the

election

of

directors.

Our
amended

and

restated

bylaws

require

parties

other

than

the

board

of

directors

to

give

advance

written

notice

of
nominations

for the

election of

directors.

Our amended

and restated

articles of

incorporation

also provide

that our
directors may be removed only for cause and only upon the

affirmative vote of a majority of the outstanding shares of
our capital stock

entitled to vote

for those directors.

These provisions may

discourage, delay or

prevent the removal
of incumbent officers and directors. The Articles prohibit the use of cumulative voting to elect Directors.
Limited Actions by Stockholders
Our amended

and restated

articles of

incorporation

and bylaws

provide

that any

action required

or permitted

to be
taken by our

stockholders must be

effected at an annual

or special meeting

of stockholders or

by the unanimous

written
consent of

our stockholders.

Our amended

and restated

articles of

incorporation and

bylaws provide

that, subject

to
certain exceptions,

our Chairman,

Chief Executive

Officer,

or Secretary

at the direction

of the

board of

directors or
holders

of

not

less

than

one-fifth

of

all

outstanding

shares

may

call

special

meetings

of

our

stockholders

and

the
business transacted

at the special

meeting is

limited to the

purposes stated

in the

notice. Accordingly,

a stockholder
may be

prevented from

calling a

special meeting

for stockholder

consideration of

a proposal over

the opposition

of
our board of directors and stockholder consideration of a proposal may be delayed until the next annual meeting.
Advance Notice Requirements for Stockholder

Proposals and Director Nominations
Our amended and

restated bylaws provide

that stockholders seeking

to nominate candidates

for election as

directors
or to bring business before an annual

meeting of stockholders must provide

timely notice of their proposal in

writing
to the corporate

secretary.

Generally,

to be timely,

a stockholder's notice must

be received at our

principal executive
offices not

less than 90

days nor

more than 120

days prior to

the date on

which we first

mailed our

proxy materials
for

the

preceding

year's

annual

meeting.

Our

bylaws

also

specify

requirements

as

to

the

form

and

content

of

a
stockholder's notice. These provisions may impede

stockholders' ability to bring matters before an annual meeting of
stockholders or make nominations for directors at an annual meeting of stockholders.
DESCRIPTION OF THE SERIES B PREFERRED SHARES
On

February

3,

2014,

we

filed

a

Prospectus

Statement

for

the

registration

of

2,400,000

of

our

8.875%

Series

B
Cumulative Redeemable Perpetual Preferred Shares,

par value $0.01

per share, with

a liquidation preference of

$25.00
per share.
We have

summarized the material terms

and conditions of the

rights of these Series B

Preferred Shares below.

For a
complete

description

of

the

rights,

we

encourage

you

to

read

the

“Description

of

Registrant’s

Securities

to

be
Registered” , which we have filed as an exhibit to the Form 8-A on February

13, 2014.
Dividends
Under the

Agreement, we declared

a dividend payment

of 8.875%

per annum

per $25.00 liquidation

preference per
share (equal to $2.21875 per annum per share). These dividends accrue and are cumulative from the date the Series B
Cumulative shares

are originally

issued. The

dividends are

payable, as

and if

declared by

the Board

on January

15,
April 15, July 15 and October 15 of each year.
Liquidation Preference

Holders of the Series B Preferred Shares are entitled to

a liquidation preference. Upon the occurrence of a liquidation, dissolution or

winding up

of the affairs

of the

Company,

whether voluntary

or involuntary

(a “Liquidation

Event”),
Holders of Series B Preferred Shares shall be entitled to receive out of the assets of the

Company or proceeds thereof
legally

available

for

distribution

to

stockholders

of

the

Company,

(i)

after

satisfaction

of

all

liabilities,

if

any,

to
creditors of the

Company,

(ii) after all

applicable distributions

of such assets

or proceeds being

made to or

set aside
for the holders of any Senior Stock

then outstanding in respect of such Liquidation

Event, (iii) concurrently with any
applicable

distributions

of such

assets or

proceeds

being made

to or

set aside

for holders

of any

Parity Stock

then
outstanding in

respect of such

Liquidation Event

and (iv) before

any distribution of

such assets or

proceeds is

made
to or set aside for the holders of Common Stock and any

other classes or series of Junior Stock as to such distribution, a liquidating distribution or payment in full redemption of such Series B Preferred Shares in an amount initially equal to $25.00 per

share in cash, plus

an amount equal

to accumulated and

unpaid dividends thereon

to the date

fixed for
payment of such amount (whether or not declared).
Voting

Rights
In the event that six

quarterly dividends, whether consecutive

or not, payable on

the Series B Preferred Shares

are in
arrears, the

Holders of

Series B Preferred

Shares shall

have the

right, voting

as a

class together

with holders

of any
Parity Stock upon

which like voting

rights have been

conferred and are

exercisable, at the

next meeting of

stockholders
called for the

election of directors,

to elect one

member of the

Board of Directors,

and the size

of the Board

of Directors
shall be increased as needed to accommodate such change.
Unless the Company

shall have received

the affirmative

vote or consents

of the Holders

of at least

two-thirds of the
outstanding Series

B Preferred

Shares, voting

as a

single class,

the Company

may not

adopt any

amendment to

the
Articles of Incorporation that adversely alters the preferences, powers or rights of the Series B Preferred Shares.
Unless the

Company shall

have received

the affirmative

vote or

consent of

the Holders

of at

least two-thirds

of the
outstanding Series

B Preferred Shares,

voting as a

class together

with holders

of any other

Parity Stock upon

which
like voting

rights have

been conferred

and are

exercisable, the

Company

may not

(x) issue

any Parity

Stock if

the
cumulative dividends payable on outstanding Series B Preferred Shares are in arrears or (y) create or issue any Senior
Stock.
Redemption Rights
The Company shall have the right at any time on or after

February 14, 2019 to redeem the Series B Preferred Shares,
in whole or from time to time in part, from any funds available for such purpose. Any such redemption shall occur on a date set by the Company.
DESCRIPTION OF THE SERIES C PREFERRED SHARES
We

filed a statement

of designations with

the Marshall Islands

registry establishing our

Series C Preferred

Stock, of
which 10,675 are issued and

outstanding, par value $0.01 per

share.

The Series C Preferred Stock

will vote with the
common

shares of

the Company,

and each

share of

the Series

C Preferred

Stock shall

entitle the

holder thereof

to
1,000 votes on all matters submitted to a vote of the

stockholders of the Company.

The Series C Preferred Stock has
no dividend or liquidation rights and cannot be transferred without the consent of the Company except to the holder's
affiliates and immediate family members.

For

a

complete

description

of

the

rights,

we

encourage

you

to

read

the

“Certificate

of

Designation

of

Rights,
Preferences, and

Privileges of

Series C Preferred

Stock of

the Company”,

which we

have filed

as exhibit

3.1 to

the
Form 6-K on February 6, 2019.
DESCRIPTION OF THE SERIES D PREFERRED SHARES
We

filed a statement

of designations with

the Marshall Islands

registry establishing our

Series D Preferred

Stock, of
which 400

are issued

and outstanding,

par value

$0.01 per

share.

The Series

D Preferred

Stock has

no dividend

or
liquidation rights. The Series D Preferred Stock votes with the common shares of the Company, and each share of the

Series D Preferred

Stock shall entitle

the holder thereof

to up to 100,000

votes, on all

matters submitted to

a vote of
the stockholders

of the Company,

subject to a

maximum number

of votes

eligible to be

cast by

such holder derived
from the

Series D

Preferred Shares

and any

other voting

security of

the Company

held by

the holder

to be

equal to
the lesser of (i)

36% of the

total number

of votes entitled

to vote on

any matter

put to shareholders

of the Company
and (ii) the sum

of the holder’s aggregate voting

power derived from securities other

than the Series D

Preferred Stock
and 15% of the total number of votes entitled to be cast on matters put to shareholders of the Company.

The Series D
Preferred Stock is transferable only to the holder’s immediate family members and to affiliated persons.

For

a

complete

description

of

the

rights,

we

encourage

you

to

read

the

“Statement

of

Designation

of

Rights,
Preferences and

Privileges of

Series D

Preferred Stock

of the

Company”, which

we have filed

as Exhibit

3.1 to

the
Form 6-K on June 23, 2021.
DESCRIPTION OF PREFERRED STOCK PURCHASE RIGHTS
On January 15,

2016, we entered

into a

Stockholders Rights Agreement,

or the

Rights Agreement, with

Computershare
Trust Company,

N.A., as Rights Agent,

to replace the

Amended and Restated

Stockholders Rights Agreement

dated
October 7, 2008.
Under the Rights Agreement, we declared a dividend payable of one preferred stock purchase right, or Right, for each
share of

common stock

outstanding at

the close

of business

on January

26, 2016.

Each Right

entitles the

registered
holder to purchase

from us one

one-thousandth of

a share of Series

A Participating Preferred

Stock, par value

$0.01
per

share,

at

an

exercise

price

of

$40.00

per

share.

The

Rights

will

separate

from

the

common

stock

and

become
exercisable only if a person or

group acquires beneficial ownership of 18.5% or more

of our common stock (including
through entry into

certain derivative positions) in

a transaction not

approved by our

board of directors.

In that situation,
each holder of

a Right (other than

the acquiring person,

whose Rights will become

void and will not

be exercisable)
will have the right to

purchase, upon payment of

the exercise price, a number

of shares of our common

stock having
a then-current market

value equal to

twice the exercise

price. In addition,

if the Company

is acquired in

a merger or
other business

combination after

an acquiring

person acquires

18.5% or

more of

our common

stock, each

holder of
the Right will thereafter

have the right to

purchase, upon payment of

the exercise price, a

number of shares of

common
stock

of

the

acquiring

person

having

a

then-current

market

value

equal

to

twice

the

exercise

price.

The

acquiring
person will not be entitled to exercise

these Rights. Until a Right is exercised, the

holder of a Right will

have no rights
to vote or receive dividends or any other stockholder rights.
The

Rights

may

have

anti-takeover

effects.

The

Rights

will

cause

substantial

dilution

to

any

person

or group

that
attempts to acquire us without the approval of our board

of directors. As a result, the overall effect of the Rights may be to

render

more

difficult

or discourage

any

attempt to

acquire

us. Because

our

board of

directors

can approve

a
redemption

of

the

Rights

or

a

permitted

offer,

the

Rights

should

not

interfere

with

a

merger

or

other

business
combination approved by our board of directors.
We have summarized the material terms

and conditions of the

Rights Agreement and the

Rights below. For a complete
description of

the Rights, we

encourage you

to read

the Rights Agreement,

which we have

filed as an

exhibit to

the
registration statement filed with the Commission on June 28, 2018.
Detachment of the Rights
The

Rights

are

attached

to all

certificates

representing

our

currently

outstanding

common

stock,

or,

in

the case

of
uncertificated common shares registered in book entry form,

which we refer to as "book entry shares," by notation in
book entry accounts

reflecting ownership, and

will attach to all

common stock certificates

and book entry

shares we
issue prior to the Rights distribution date that we describe below.

The Rights are not exercisable until after the Rights
distribution date

and will

expire at

the close

of business

on January

14, 2026,

unless we

redeem or

exchange them
earlier as we

describe below.

The Rights will

separate from

the common

stock and a

Rights distribution

date would
occur, subject to specified exceptions, on

the earlier of the following two dates:
•
the 10th day after public announcement that a

person or group has acquired ownership of

15% or more of the
Company's common stock; or

•
the 10th business

day (or such

later date as determined

by the Company's

board of directors)

after a person
or group

announces a

tender or

exchange offer

which would

result in

that person

or group

holding 15%

or
more of the Company's common stock.
"Acquiring

person"

is

generally

defined

in

the

Rights

Agreement

as

any

person,

together

with

all

affiliates

or
associates,

who

beneficially

owns

18.5%

or

more

of

the

Company's

common

stock.

However,

the

Company,

any
subsidiary of the Company or any employee

benefit plan of the Company

or of any subsidiary of the

Company, or any
person holding shares of common stock for or

pursuant to the terms of any such

plan, are excluded from the definition
of "acquiring person." In addition, persons who beneficially own

18.5% or more of the Company's common stock on
the effective

date of the

Rights Agreement are

excluded from the

definition of "acquiring

person" until such

time as
they acquire

additional shares in

excess of 2%

of the Company's

then outstanding

common stock as

specified in the
Rights Agreement for purposes of

the Rights, and therefore, until

such time, their ownership cannot trigger

the Rights.
Specified "inadvertent"

owners that

would otherwise

become an

acquiring person,

including those

who would

have
this designation

as a

result of

repurchases of

common stock

by us,

will not

become acquiring

persons as

a result

of
those transactions.
Our board of

directors may defer

the Rights

distribution date in

some circumstances, and

some inadvertent acquisitions
will not result in a person becoming an acquiring person if the person promptly divests itself of a sufficient number of
shares of common stock.
Until the Rights distribution date:
•
our

common

stock

certificates

and

book

entry

shares

will

evidence

the

Rights,

and

the

Rights

will

be
transferable only with those certificates; and
•
any new common

stock will be

issued with Rights

and new certificates

or book entry

shares, as applicable,
will contain a notation incorporating the Rights Agreement by reference.
As soon as practicable after the Rights distribution date, the

Rights agent will mail certificates representing the Rights
to holders

of record

of common

stock at

the close

of business

on that

date. After

the Rights

distribution date,

only
separate Rights certificates will represent the Rights.
We

will not issue

Rights with any

shares of common

stock we issue

after the Rights

distribution date, except

as our
board of directors may otherwise determine.
Flip-In Event
A

"flip-in

event"

will

occur

under

the

Rights

Agreement

when

a

person

becomes

an

acquiring

person

other

than
pursuant to certain

kinds of permitted

offers. An offer is

permitted under the

Rights Agreement if

a person will

become
an

acquiring

person

pursuant

to

a

merger

or

other

acquisition

agreement

that

has

been

approved

by

our

board

of
directors prior to that person becoming an acquiring person.
If a flip-in event occurs and we

have not previously redeemed the Rights as described under

the heading "Redemption
of Rights" below or,

if the acquiring person

acquires less than 50%

of our outstanding

common stock and we

do not
exchange the

Rights as

described under

the heading

"Exchange of

Rights" below,

each Right,

other than

any Right
that has

become void,

as we

describe below,

will become

exercisable at

the time

it is

no longer

redeemable for

the
number of shares

of common stock, or, in

some cases, cash,

property or other of

our securities, having a

current market
price equal to two times the exercise price of such right.
When a

flip-in event

occurs, all

Rights that

then are,

or in

some circumstances

that were,

beneficially owned

by or
transferred

to

an

acquiring

person

or

specified

related

parties

will

become

void

in

the

circumstances

the

Rights
Agreement specifies.
Transfer of Shares

The Board of

Directors has the power

and authority to make

such rules and

regulations as they may

deem expedient
concerning the issuance,

registration and transfer

of shares of the

Company’s stock,

and may appoint transfer

agents
and registrars thereof.
Comparison of Marshall Island Law to Delaware Law
The

following

table provides

a

comparison

between

some statutory

provisions

of the

Delaware General

Company
Law and the Marshall Islands Business Corporations Act relating to shareholders’

rights.
Marshall Islands Delaware
Shareholder Meetings
Held at a time and place as designated in the bylaws. May be held at such time or place as designated in the certificate of incorporation or the bylaws, or if not so
designated, as determined by the board of directors.
Special meetings of the shareholders may be called by the
board of directors or by such person or persons as may be
authorized by the articles of incorporation or by the
bylaws.
Special meetings of the shareholders may be called by
the board of directors or by such person or persons as
may be authorized by the certificate of incorporation
or by the bylaws.
May be held within or without the Marshall Islands. May be held within or without Delaware.
Notice: Notice:
Whenever shareholders are required to take any action at a
meeting, written notice of the meeting shall be given which
shall state the place, date and hour of the meeting and,
unless it is an annual meeting, indicate that it is being
issued by or at the direction of the person calling the
meeting. Notice of a special meeting shall also state the
purpose for which the meeting is called.
Whenever shareholders are required to take any action
at a meeting, a written notice of the meeting shall be
given which shall state the place, if any,

date and hour
of the meeting, and the means of remote
communication, if any.
A copy of the notice of any meeting shall be given
personally, sent by mail

or by electronic mail not less than
15 nor more than 60 days before the meeting.
Written notice shall be given not less than 10

nor more
than 60 days before the meeting.
Shareholders’ Voting

Rights
Unless otherwise provided in the articles of incorporation,
any action required to be taken at a meeting of
shareholders may be taken without a meeting, without prior
notice and without a vote, if a consent in writing, setting
forth the action so taken, is signed by all the shareholders entitled to vote with respect to the subject matter thereof, or if the articles of incorporation so provide, by the holders of outstanding shares having not less than the minimum
number of votes that would be necessary to authorize or
take such action at a meeting at which all shares entitled to vote thereon were present and voted.
Any action required to be taken at a meeting of
shareholders may be taken without a meeting if a
consent for such action is in writing and is signed by
shareholders having not fewer than the minimum
number of votes that would be necessary to authorize
or take such action at a meeting at which all shares
entitled to vote thereon were present and voted.
Any person authorized to vote may authorize another
person or persons to act for him by proxy.
Any person authorized to vote may authorize another
person or persons to act for him by proxy.
Unless otherwise provided in the articles of incorporation
or bylaws, a majority of shares entitled to vote constitutes a quorum. In no event shall a quorum consist of fewer than
one-third of the shares entitled to vote at a meeting.
For stock corporations, the certificate of incorporation
or bylaws may specify the number of shares required
to constitute a quorum but in no event shall a quorum
consist of less than one-third of shares entitled to vote
at a meeting. In the absence of such specifications, a
majority of shares entitled to vote shall constitute a
quorum.
When a quorum is once present to organize a meeting, it is
not broken by the subsequent withdrawal of any
shareholders.
When a quorum is once present to organize a meeting,
it is not broken by the subsequent withdrawal of any
shareholders.

The articles of incorporation may provide for cumulative
voting in the election of directors.
The certificate of incorporation may provide for
cumulative voting in the election of directors.
Marshall Islands Delaware
Merger or Consolidation
Any two or more domestic corporations may merge into

a
single corporation if approved by the board and if
authorized by a majority vote of the holders of outstanding
shares at a shareholder meeting.
Any two or more corporations existing under the laws
of the state may merge into a single corporation
pursuant to a board resolution and upon the majority
vote by shareholders of each constituent corporation at
an annual or special meeting.
Any sale, lease, exchange or other disposition of all or
substantially all the assets of a corporation, if not made in the corporation’s usual or

regular course of business, once
approved by the board, shall be authorized by the
affirmative vote of two-thirds of the shares of those entitled to vote at a shareholder meeting.
Every corporation may at any meeting of the board
sell, lease or exchange all or substantially all of its
property and assets as its board deems expedient and
for the best interests of the corporation when so
authorized by a resolution adopted by the holders of a
majority of the outstanding stock of the corporation
entitled to vote.
Any domestic corporation owning at least 90% of the
outstanding shares of each class of another domestic
corporation may merge such other corporation into itself
without the authorization of the shareholders of any
corporation.
Any corporation owning at least 90% of the
outstanding shares of each class of another corporation
may merge the other corporation into itself and
assume all of its obligations without the vote or
consent of shareholders; however, in case the parent
corporation is not the surviving corporation, the
proposed merger shall be approved by a majority of
the outstanding stock of the parent corporation entitled
to vote at a duly called shareholder meeting.
Any mortgage, pledge of or creation of a security interest
in all or any part of the corporate property may be
authorized without the vote or consent of the shareholders,
unless otherwise provided for in the articles of
incorporation.
Any mortgage or pledge of a corporation’s

property
and assets may be authorized without the vote or
consent of shareholders, except to the extent that the
certificate of incorporation otherwise provides.
Directors
The board of directors must consist of at least one member. The board of directors must consist of at least one member.
The number of board members may be changed by an
amendment to the bylaws, by the shareholders, or by action
of the board under the specific provisions of a bylaw.
The number of board members shall be fixed by,

or in
a manner provided by,

the bylaws, unless the
certificate of incorporation fixes the number of
directors, in which case a change in the number shall
be made only by an amendment to the certificate of
incorporation.
If the board is authorized to change the number of
directors, it can only do so by a majority of the entire board and so long as no decrease in the number shall shorten the
term of any incumbent director.
If the number of directors is fixed by the certificate of
incorporation, a change in the number shall be made
only by an amendment of the certificate.
Removal: Removal:
Any or all of the directors may be removed for cause by
vote of the shareholders.
Any or all of the directors may be removed, with or
without cause, by the holders of a majority of the
shares entitled to vote unless the certificate of
incorporation otherwise provides.
If the articles of incorporation or the bylaws so provide,
any or all of the directors may be removed without cause
by vote of the shareholders.
In the case of a classified board, shareholders may
effect removal of any or all directors only for cause.
Marshall Islands Delaware

Dissenters’ Rights of Appraisal
Shareholders have a right to dissent from any plan of
merger, consolidation or

sale of all or substantially all
assets not made in the usual course of business, and receive payment of the fair value of their shares. However,

the
right of a dissenting shareholder under the BCA to receive
payment of the appraised fair value of his shares shall not
be available for the shares of any class or series of stock, which shares or depository receipts in respect thereof, at
the record date fixed to determine the shareholders entitled to receive notice of and to vote at the meeting of the
shareholders to act upon the agreement of merger or
consolidation, were either (i) listed on a securities
exchange or admitted for trading on an interdealer
quotation system or (ii) held of record by more than 2,000
holders. The right of a dissenting shareholder to receive
payment of the fair value of his or her shares shall not be
available for any shares of stock of the constituent
corporation surviving a merger if the merger did

not
require for its approval the vote of the shareholders of the surviving corporation.
Appraisal rights shall be available for the shares of
any class or series of stock of a corporation in a
merger or consolidation, subject to limited exceptions,
such as a merger or consolidation of corporations
listed on a national securities exchange in which listed
stock is offered for consideration is (i) listed on a
national securities exchange or (ii) held of record by
more than 2,000 holders.
A holder of any adversely affected shares who does not
vote on or consent in writing to an amendment to the
articles of incorporation has the right to dissent and to
receive payment for such shares if the amendment:
• Alters or abolishes any preferential right of any
outstanding shares having preference; or
• Creates, alters, or abolishes any provision or
right in respect to the redemption of any
outstanding shares; or
• Alters or abolishes any preemptive right of such
holder to acquire shares or other securities; or
• Excludes or limits the right of such holder to vote
on any matter, except as such right may be
limited by the voting rights given to new shares
then being authorized of any existing or new
class.
Shareholder’s Derivative Actions
An action may be brought in the right of a corporation to
procure a judgment in its favor, by a holder of shares or of voting trust certificates or of a beneficial interest in such shares or certificates. It shall be made to appear that the
plaintiff is such a holder at the time of bringing the action and that he was such a holder at the time of the transaction of which he complains, or that his shares or his interest
therein devolved upon him by operation of law.
In any derivative suit instituted by a shareholder of a
corporation, it shall be averred in the complaint that
the plaintiff was a shareholder of the corporation at the
time of the transaction of which he complains or that
such shareholder’s stock thereafter devolved upon
such shareholder by operation of law.
A complaint shall set forth with particularity the efforts of the plaintiff to secure the initiation of such action by the board or the reasons for not making such effort.
Other requirements regarding derivative suits have
been created by judicial decision, including that a
shareholder may not bring a derivative suit unless he
or she first demands that the corporation sue on its
own behalf and that demand is refused (unless it is
shown that such demand would have been futile).
Such action shall not be discontinued, compromised or
settled, without the approval of the High Court of the
Republic of the Marshall Islands.

Reasonable expenses including attorney’s

fees may be
awarded if the action is successful.
A corporation may require a plaintiff bringing a derivative
suit to give security for reasonable expenses if the plaintiff owns less than 5% of any class of outstanding shares or
holds voting trust certificates or a beneficial interest in
shares representing less than 5% of any class of such
shares and the shares, voting trust certificates or beneficial interest of such plaintiff has a fair value of $50,000 or less.